                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2001 relating to the consolidated financial statements of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company) and the incorporation by reference of our report dated July 6, 2001 relating to the financial statements of Variable Annuity Account Seven (Portion Relating to the Polaris II A-Class Variable Annuity). We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

        PricewaterhouseCoopers LLP
        Los Angeles, California
        April 10, 2002